Special Meeting of Shareholders

Island Bancorp, Inc.

to be held on February 28, 2017

for Holders as of January 3, 2017

This Proxy is Being Solicited on Behalf of the Board of Directors

of Island Bancorp, Inc.

The undersigned shareholder of Island Bancorp, Inc. (“Island”), hereby appoints Dianne Durawa and Kathleen Sollitto, and each of them, proxies and attorneys-in-fact, with full power of substitution, and authorizes each of them, to vote all the shares of Common Stock of Island, which the undersigned is entitled to vote at the Special Meeting of Shareholders of Island and any adjournment or postponement thereof upon the matters specified and, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof. This proxy revokes any proxy heretofore given with respect to the special meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR PROPOSALS 1 and 2.

(Continued and to be signed on reverse side)

SEE REVERSE SIDE

TO VOTE BY MAIL, PLEASE DETACH HERE

Please mark vote as indicated in this example	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

	FOR	AGAINST	ABSTAIN

1: Approve the Agreement and Plan of Merger, dated as of October 20, 2016 (the “merger agreement”), by and among Independent Bank Corp., Rockland Trust Company, Island Bancorp, Inc. and The Edgartown National Bank, and to approve the transactions contemplated by the merger agreement, including the merger of Island with and into Independent (the “Island merger agreement proposal”); and
	FOR	AGAINST	ABSTAIN

2: Authorize the board of directors of Island to adjourn or postpone the special meeting, if necessary, to permit further solicitation of proxies in favor of the Island merger agreement proposal or to vote on other matters properly before the special meeting.

Authorized Signatures - This section must be completed for your instructions to be executed.

Date:                                                                                   , 2017

Please Sign Here

Please Sign Here

Title

Please sign exactly as your name(s) appears on your stock
certificate. If held in joint tenancy, all persons should sign.
Trustees, administrators, etc., should include title and
authority. Corporations should provide full name of
corporation and title of authorized officer signing the proxy.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

TO VOTE BY MAIL, PLEASE DETACH HERE

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail.

VOTE BY INTERNET:	The web address is www.proxyvoting.com/IDBP. You will be asked to enter a CONTROL NUMBER, which is located in the lower right hand corner of this form.

VOTE BY PHONE:	You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

Call Toll Free On a Touch-Tone Telephone

1-877-291-3199

There is NO CHARGE to you for this call

OPTION A:	You are encouraged to review each proposal and select a voting choice before you submit your proxy. Please press 0 in order to vote on each proposal separately.

OPTION B:	If you prefer not to select a voting choice with respect to each proposal you may press 1 to submit a proxy. If you select this option, your shares will be voted in accordance with the recommendations made by the Board of Directors.

THANK YOU FOR VOTING.
CONTROL NUMBER for Telephone/Internet Voting